Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of February 11, 2020, between Tellurian Inc., a Delaware corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to an effective registration statement under the Securities Act (as defined below), the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I.
DEFINITIONS

1.1            Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

“430B Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430B(e) or retroactively deemed to be a part of the Registration Statement pursuant to Rule 430B(f).

“430C Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430C.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

“Acquiring Person” shall have the meaning ascribed to such term in Section 4.3.

“Base Prospectus” means the final prospectus filed for the Registration Statement.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing” means the closing of the purchase and sale of the Shares pursuant to Section 2.1.

1

“Closing Date” means the Trading Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchasers’ obligations to pay the Subscription Amount and (ii) the Company’s obligations to deliver the Shares, in each case, have been satisfied or waived, but in no event later than the second (2nd) Trading Day following the date hereof.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.01 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company Counsel” means Davis Graham & Stubbs LLP, with offices located at 1550 Seventeenth Street, Suite 500, Denver, Colorado 80202.

“Delivery versus Payment” means a securities industry settlement method that guarantees the transfer of securities only happens after payment has been made. It stipulates that the buyer's cash payment for securities must be made prior to or at the same time as the delivery of the security.

“Disclosure Time” means, (i) if this Agreement is signed on a day that is not a Trading Day or after 9:00 a.m. (New York City time) and before midnight (New York City time) on any Trading Day, 9:01 a.m. (New York City time) on the Trading Day immediately following the date hereof, unless otherwise instructed as to an earlier time by the Placement Agent, and (ii) if this Agreement is signed between midnight (New York City time) and 9:00 a.m. (New York City time) on any Trading Day, no later than 9:01 a.m. (New York City time) on the date hereof, unless otherwise instructed as to an earlier time by the Placement Agent.

“DPW” means Davis Polk & Wardwell LLP, with offices located at 450 Lexington Avenue, New York, New York 10017.

“Effective Time” of the Registration Statement relating to the Shares means the time of the first contract of sale for the Shares.

“Escrow Agent” means Signature Bank, a New York State chartered bank, with offices at 261 Madison Avenue, New York, New York 10016.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

2

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“Per Share Purchase Price” equals $6.36, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement and prior to the Closing.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Placement Agent” means T.R. Winston & Company, LLC, with offices at 2049 Century Park East, Suite 320, Los Angeles, CA 90067.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the Base Prospectus together with the Prospectus Supplement.

“Prospectus Supplement” means the supplement to the Base Prospectus complying with Rule 424(b) of the Securities Act that is filed with the Commission and delivered by the Company to each Purchaser at the Closing.

“Registration Statement” means the effective registration statement with Commission file No. 333-235793 which registers the sale of the Shares.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rules and Regulations” means the rules and regulations of the Commission.

Unless otherwise specified, (i) a reference to a “rule” is to the indicated rule under the Securities Act and (ii) a reference to any document includes any document incorporated by reference therein.

“SEC Reports” means all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof together with the Prospectus.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

3

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), the Securities Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in the Sarbanes-Oxley Act) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the New York Stock Exchange and the NASDAQ Stock Market.

“Shares” means the shares of Common Stock issued or issuable by the Company to each Purchaser pursuant to this Agreement.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include locating and/or borrowing shares of Common Stock).

“Subscription Amount” means, as to each Purchaser, the aggregate amount to be paid for Shares purchased hereunder as specified below such Purchaser’s name on the signature page of this Agreement and next to the heading “Subscription Amount,” in United States dollars and in immediately available funds.

“Subsidiary” means any subsidiary of the Company as set forth in the SEC Reports, and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means Broadridge Corporate Issuer Solutions, Inc., the current transfer agent of the Company, with a mailing address of 51 Mercedes Way, Edgewood, NY 11717 and any successor transfer agent of the Company.

ARTICLE II.
PURCHASE AND SALE

2.1            Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and the Purchasers, severally and not jointly, agree to purchase, up to an aggregate of $13,448,798.76 of Shares. Each Purchaser’s Subscription Amount as set forth on the signature page hereto executed by such Purchaser shall be made available for “Delivery Versus Payment” settlement with the Company or its designee. The Company shall deliver to each Purchaser its respective Shares, and the Company and each Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Closing shall occur at the offices of DPW or such other location as the parties shall mutually agree.

4

2.2            Deliveries.

(a)            On or prior to the Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following:

(i)            this Agreement duly executed by the Company;

(ii)           a legal opinion of Company Counsel, substantially in the form of Exhibit A attached hereto;

(iii)          the Company shall have provided each Purchaser with the Escrow Agent’s wire instructions;

(iv)          a copy of the irrevocable instructions to the Transfer Agent instructing the Transfer Agent to deliver on an expedited basis via The Depository Trust Company Deposit or Withdrawal at Custodian system (“DWAC”) Shares equal to such Purchaser’s Subscription Amount divided by the Per Share Purchase Price, registered in the name of such Purchaser; and

(v)           the Base Prospectus and Prospectus Supplement (which may be delivered in accordance with Rule 172 under the Securities Act).

(b)            On or prior to the Closing Date, each Purchaser shall deliver or cause to be delivered to the Company or the Escrow Agent, as applicable, the following:

(i)            this Agreement duly executed by such Purchaser; and

(ii)           such Purchaser’s Subscription Amount, which shall be wired into the escrow account at the Escrow Agent.

2.3            Closing Conditions.

(a)            The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i)            the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) on the Closing Date of the representations and warranties of the Purchasers contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii)           all obligations, covenants and agreements of each Purchaser required to be performed at or prior to the Closing Date shall have been performed; and

5

(iii)          the delivery by each Purchaser of the items set forth in Section 2.2(b) of this Agreement.

(b)            The respective obligations of the Purchasers hereunder in connection with the Closing are subject to the following conditions being met:

(i)            the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii)           all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii)          the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;

(iv)          there shall have been no Material Adverse Effect with respect to the Company since the date hereof; and

(v)           from the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the Commission or the Company’s principal Trading Market, and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of such Purchaser, makes it impracticable or inadvisable to purchase the Shares at the Closing.

6

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1            Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to each Purchaser:

(a)            Filing and Effectiveness of Registration Statement. The Company and the transactions contemplated by the Transaction Documents meet the requirements for and comply with the applicable conditions set forth in Form S-3 (including General Instructions I.A and I.B) under the Securities Act. The Company has filed with the Commission a registration statement on Form S-3 (No. 333-235793), including a related prospectus or prospectuses, covering the registration of the Shares under the Securities Act, which became effective at the time of filing. “Registration Statement” at any particular time means such registration statement in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein and all 430B Information and all 430C Information with respect to such registration statement, that in any case has not been superseded or modified. “Registration Statement” without reference to a time means the Registration Statement as of the Effective Time. For purposes of this definition, 430B Information shall be considered to be included in the Registration Statement as of the time specified in Rule 430B. The Company has not received, and has no notice of, any order of the Commission preventing or suspending the use of the Registration Statement, or threatening or instituting proceedings for that purpose. The Registration Statement and the offer and sale of the Shares as contemplated hereby meet the requirements of Rule 415 under the Securities Act and comply in all material respects with said Rule. Any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been so described or filed. Copies of the Registration Statement, the Prospectus, and any such amendments or supplements and all documents incorporated by reference therein that were filed with the Commission on or prior to the date of this Agreement have been delivered, or are available through EDGAR, to the Placement Agent and its counsel. The Company has not distributed and, prior to the later to occur of the Closing Date (as defined below) and completion of the distribution of the Shares, will not distribute any offering material in connection with the offering or sale of the Shares other than the Registration Statement and the Prospectus. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is currently listed on The NASDAQ Capital Market (“NASDAQ”) under the trading symbol “TELL.” The Company has taken no action designed to terminate the registration of the Common Stock under the Exchange Act or delist the Common Stock from NASDAQ. The Company has not received any notification that the Commission is contemplating terminating such registration. Except as set forth in the Prospectus, the Company (i) has not received any notification that NASDAQ is contemplating a delisting of the Common Stock from NASDAQ, and (ii) is, to its knowledge, in material compliance with all applicable listing requirements of NASDAQ.

(b)            No Misstatement or Omission. (A) At the time the Registration Statement initially became effective, (B) at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether by post-effective amendment, incorporated report or form of prospectus), (C) at the Effective Time relating to the Shares and (D) on the Closing Date, the Registration Statement conformed and will conform in all material respects with the requirements of the Securities Act. The Registration Statement, when it became effective and on the Closing Date, did not, and will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. (A) On its date, (B) at the time of filing the Prospectus pursuant to Rule 424(b), (C) on the date of any amendment or supplement to the Prospectus and (D) on the Closing Date, the Prospectus will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations, and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing shall not apply to statements in, or omissions from, any such document made in reliance upon, and in conformity with, information furnished to the Company by the Placement Agent specifically for use in the preparation thereof.

7

(c)            Automatic Shelf Registration Statement. (i) Well-Known Seasoned Issuer Status. (A) At the time of initial filing of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Shares in reliance on the exemption of Rule 163, the Company was a “well-known seasoned issuer” as defined in Rule 405, including not being an “ineligible issuer” as defined in Rule 405.

(ii)           Effectiveness of Automatic Shelf Registration Statement. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, that initially became effective within three years of the date hereof.

(iii)          Eligibility to Use Automatic Shelf Registration Form. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) objecting to use of the automatic shelf registration statement form. The Company will take all commercially reasonable action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such a registration statement or post-effective amendment, as the case may be.

(iv)          Filing Fees. The Company has paid or shall pay the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1) and otherwise in accordance with Rules 456(b) and 457(r).

(d)            Ineligible Issuer Status. (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Shares and (ii) at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including (x) the Company or any other subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Securities Act and not being the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Shares, all as described in Rule 405.

(e)            Conformity with the Securities Act and Exchange Act. The Registration Statement, the Prospectus or any amendment or supplement thereto, and the documents incorporated by reference in the Registration Statement, the Prospectus or any amendment or supplement thereto, when such documents were or are filed with the Commission under the Securities Act or the Exchange Act or became or become effective under the Securities Act, as the case may be, conformed or will conform in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable.

8

(f)            Financial Information. The consolidated financial statements of the Company included or incorporated by reference in the Registration Statement and the Prospectus, together with the related notes and schedules, present fairly, in all material respects, the consolidated financial position of the Company and the Subsidiaries (as defined below) as of the dates indicated and the consolidated results of operations, cash flows and changes in stockholders’ equity of the Company for the periods specified and have been prepared in compliance with the requirements of the Securities Act and Exchange Act and in conformity with U.S. generally accepted accounting principles applied, except as otherwise set forth therein, on a consistent basis during the periods involved; the other financial and statistical data with respect to the Company and the Subsidiaries contained or incorporated by reference in the Prospectus are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement or Prospectus that are not included or incorporated by reference as required; the Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), that are required to be described in the Registration Statement (excluding the exhibits thereto) and the Prospectus and are not so described; and all disclosures contained or incorporated by reference in the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Commission Regulation S-K, to the extent applicable.

(g)            Conformity with EDGAR Filing. The Prospectus delivered to the Placement Agent for use in connection with the sale of the Shares pursuant to the Transaction Documents will be identical to the versions of the Prospectus created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T.

(h)            Organization. Each of the Company and its Subsidiaries is duly organized, validly existing as a corporation or other entity and in good standing under the laws of its jurisdiction of organization, except, in the case of any Subsidiary, where the failure to be in good standing would not, have a material adverse effect or would reasonably be expected to have a material adverse effect on or affecting the assets, business, operations, earnings, properties, condition (financial or otherwise), prospects, stockholders’ equity or results of operations of the Company and the Subsidiaries taken as a whole (a “Material Adverse Effect”). The Company and each of its Subsidiaries is duly licensed or qualified as a foreign corporation or other entity for transaction of business and in good standing under the laws of each other jurisdiction in which its ownership or lease of property or the conduct of its business requires such license or qualification, and has all organizational power and authority necessary to own or hold its properties and to conduct its business as described in the Prospectus, except where the failure to be so licensed or qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect.

9

(i)            Subsidiaries. As of the date of this Agreement, the subsidiaries set forth on Schedule A hereto (collectively, the “Subsidiaries”) are the Company’s only significant subsidiaries (as such term is defined in Rule 1-02 of Regulation S-X promulgated by the Commission). Except as set forth in the Prospectus, the Company owns, directly or indirectly, all of the equity interests of the Subsidiaries free and clear of any material lien, charge, security interest, encumbrance, right of first refusal or other restriction, and all the equity interests of the Subsidiaries are validly issued and are fully paid, and in the case of Subsidiaries that are corporations, nonassessable. Except as set forth in the Prospectus, no Subsidiary is currently subject to a direct or indirect prohibition on paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company that would, individually or in the aggregate, have a Material Adverse Effect.

(j)            No Violation or Default. Except as set forth in the Prospectus, neither the Company nor any of its Subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries are subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of each of clauses (ii) and (iii) above, for any such violation or default that would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth in the Prospectus, to the Company’s knowledge, no other party under any material contract or other agreement to which it or any of its Subsidiaries is a party is in default in any respect thereunder where such default would have a Material Adverse Effect.

(k)            No Material Adverse Change. Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, if any (including any document deemed incorporated by reference therein), there has not been (i) any Material Adverse Effect, (ii) any transaction which is material to the Company and the Subsidiaries taken as a whole, (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by the Company or any Subsidiary, which is material to the Company and the Subsidiaries taken as a whole and would be required to be described in the Prospectus, (iv) any material change in the capital stock or outstanding long-term indebtedness of the Company or any of its Subsidiaries or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any Subsidiary, other than (a) in each case above in the ordinary course of business or as otherwise disclosed in the Prospectus (including any document deemed incorporated by reference therein) and (b) in the case of (iv) or (v), transactions between or among the Company and one or more of its directly or indirectly wholly-owned subsidiaries, option grants and exercises and other transactions pursuant to the Company’s equity compensation plans and payments of dividends on or the conversion of shares of the Company’s Series C Convertible Preferred Stock, par value $0.01 per share (the “Series C Preferred Stock”).

10

(l)            Capitalization. The issued and outstanding shares of capital stock of the Company have been validly issued, are fully paid and nonassessable and, other than as disclosed in the Prospectus, are not subject to any preemptive rights, rights of first refusal or similar rights. The Company has an authorized, issued and outstanding equity capitalization as set forth in the Prospectus as of the dates referred to therein (the issued and outstanding equity capitalization as of any date being subject to option grants and exercises, conversions of preferred stock of the Company to Common Stock, and other transactions pursuant to the Company’s equity compensation plans, organizational or governing documents of the Company, and sales of the Shares hereunder) and such authorized capital stock conforms in all material respects to the description thereof set forth in the Prospectus. The description of the securities of the Company in the Prospectus is complete and accurate in all material respects. Except as disclosed in or contemplated by the Prospectus, as of the date referred to therein, the Company does not have outstanding any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or exchangeable for, or any contracts or commitments to issue or sell, any shares of capital stock or other securities, other than options and other awards granted under the Company’s equity compensation plans and as may be issued pursuant to the terms of the Series C Preferred Stock.

(m)            Authorization; Enforceability. The Company has full corporate power and authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles.

(n)            Authorization of the Shares. The Shares, when issued and delivered pursuant to the terms approved by the board of directors of the Company or a duly authorized committee thereof, or a duly authorized executive committee, against payment therefor as provided herein, will be duly and validly authorized and issued and fully paid and nonassessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, including any statutory or contractual preemptive rights (except for preemptive rights disclosed in the Prospectus), rights of first refusal or other similar rights, and will be registered pursuant to Section 12 of the Exchange Act. The Shares, when issued, will conform in all material respects to the description thereof set forth in or incorporated into the Prospectus.

(o)            No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of the Transaction Documents and the issuance and sale by the Company of the Shares, except for such consents, approvals, authorizations, orders and registrations or qualifications as have already been obtained or as may be required under applicable state securities or other blue-sky laws or by the by-laws and rules of the Financial Industry Regulatory Authority (“FINRA”) or NASDAQ in connection with the sale of the Shares by the Placement Agent.

11

(p)            No Preferential Rights. Except as set forth in the Prospectus, (i) no person, as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Securities Act (each, a “Person”), has the right, contractual or otherwise, to cause the Company to issue or sell to such Person any Common Stock or shares of any other capital stock or other securities of the Company other than pursuant to grants under the Company’s equity compensation plans, (ii) no Person has any preemptive rights, resale rights, rights of first refusal, rights of co-sale, or any other rights (whether pursuant to a “poison pill” provision or otherwise) to purchase any Common Stock or shares of any other capital stock or other securities of the Company, (iii) no Person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Shares, and (iv) no Person has the right, contractual or otherwise, to require the Company to register under the Securities Act any Common Stock or shares of any other capital stock or other securities of the Company, or to include any such shares or other securities in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise.

(q)            Independent Public Accounting Firm. Deloitte & Touche LLP, whose report on the consolidated financial statements of the Company is filed with the Commission as part of the Company’s most recent annual report on Form 10-K filed with the Commission and incorporated by reference into the Registration Statement and the Prospectus, is and, during the periods covered by its report, was an independent registered public accounting firm within the meaning of the Securities Act and the Public Company Accounting Oversight Board (United States). To the Company’s knowledge, Deloitte & Touche LLP is not in violation of the auditor independence requirements of the Sarbanes-Oxley Act with respect to the Company.

(r)            Enforceability of Agreements. All agreements between the Company and third parties expressly referenced in the Prospectus are, except as would not have a Material Adverse Effect, legal, valid and binding obligations of the Company enforceable in accordance with their respective terms, except to the extent that (i) enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles and (ii) the indemnification provisions of certain agreements may be limited by federal or state securities laws or public policy considerations in respect thereof.

(s)            No Litigation. Except as set forth in the Prospectus, there are no legal, governmental or regulatory actions, suits or proceedings pending, nor, to the Company’s knowledge, any legal, governmental or regulatory audits or investigations, to which the Company or a Subsidiary is a party or to which any property of the Company or any of its Subsidiaries is the subject, that in each case, individually or in the aggregate, would have a Material Adverse Effect and, to the Company’s knowledge, no such actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others. There are no current or pending legal, governmental or regulatory audits or investigations, actions, suits or proceedings that are required under the Securities Act to be described in the Prospectus that are not so described and there are no contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement that are not so filed.

12

(t)            Intellectual Property. Except as disclosed in the Prospectus, the Company and its Subsidiaries own, possess, license or have other rights to use all foreign and domestic patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, Internet domain names, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of their respective businesses as now conducted except to the extent that the failure to own, possess, license or otherwise hold adequate rights to use such Intellectual Property would not, individually or in the aggregate, have a Material Adverse Effect. Except as disclosed in the Prospectus, (i) there are no rights of third parties to any such Intellectual Property owned by the Company and its Subsidiaries; (ii) to the Company’s knowledge, there is no infringement by third parties of any such Intellectual Property; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s and its Subsidiaries’ rights in or to any such Intellectual Property; (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property; (v) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company and its Subsidiaries infringe or otherwise violate any patent, trademark, copyright, trade secret or other proprietary rights of others; (vi) to the Company’s knowledge, there is no third-party U.S. patent or published U.S. patent application which contains claims for which an Interference Proceeding (as defined in 35 U.S.C. § 135) has been commenced against any patent or patent application described in the Prospectus as being owned by or licensed to the Company; and (vii) the Company and its Subsidiaries have complied with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or such Subsidiary, and all such agreements are in full force and effect, except, in the case of any of clauses (i)-(vii) above, as would not, individually or in the aggregate, result in a Material Adverse Effect.

(u)            No Material Defaults. Neither the Company nor any of the Subsidiaries has defaulted on any installment on indebtedness for borrowed money or on any rental on one or more long-term leases, which defaults, individually or in the aggregate, would have a Material Adverse Effect. The Company has not filed a report pursuant to Section 13(a) or 15(d) of the Exchange Act since the filing of its last annual report on Form 10-K, indicating that it (i) has failed to pay any dividend or sinking fund installment on preferred stock or (ii) has defaulted on any installment on indebtedness for borrowed money or on any rental on one or more long-term leases, which defaults, individually or in the aggregate, would have a Material Adverse Effect.

13

(v)            Certain Market Activities. Neither the Company, nor any of the Subsidiaries, nor, to the Company’s knowledge, any of their respective directors, officers or controlling persons has taken, directly or indirectly, any unlawful action designed, or that has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(w)            Broker/Dealer Relationships. Neither the Company nor any of the Subsidiaries (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act or (ii) directly or indirectly through one or more intermediaries, controls or is a “person associated with a member” or “associated person of a member” (within the meaning set forth in the FINRA Manual).

(x)            Taxes. The Company and each of its Subsidiaries have filed all federal, state, local and foreign tax returns which have been required to be filed and paid all taxes shown thereon through the date hereof, to the extent that such taxes have become due and are not being contested in good faith, except where the failure to so file or pay would not have a Material Adverse Effect. Except as otherwise disclosed in or contemplated by the Prospectus, no tax deficiency has been determined adversely to the Company or any of its Subsidiaries which has had, or would have, individually or in the aggregate, a Material Adverse Effect. Except as set forth in the Prospectus, the Company has no knowledge of any federal, state or other governmental tax deficiency, penalty or assessment which has been or is reasonably likely to be asserted or threatened against it which would have a Material Adverse Effect.

(y)            Title to Real and Personal Property. Except as set forth in the Prospectus, the Company and its Subsidiaries have valid and defensible title, in accordance with customary industry standards for companies of comparable size, to substantially all their respective interests in natural gas and oil properties leased or owned by them, good and marketable title in fee simple to all other items of real property owned by them, good and valid title to all personal property described in the Prospectus as being owned by them that are material to the businesses of the Company or such Subsidiary, in each case free and clear of all liens, encumbrances and claims (other than under joint operating and other agreements and arrangements customary in the oil and gas industry), except those matters that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries or (ii) would not, individually or in the aggregate, have a Material Adverse Effect. Other than oil and gas properties, any real or personal property described in the Prospectus as being leased by the Company and any of its Subsidiaries is held by them under valid, existing and enforceable leases, except those that (A) do not materially interfere with the use made or proposed to be made of such property by the Company or any of its Subsidiaries or (B) would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect. Each of the properties of the Company and its Subsidiaries complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to such properties), except if and to the extent disclosed in the Prospectus or except for such failures to comply that would not, individually or in the aggregate, reasonably be expected to interfere in any material respect with the use made and proposed to be made of such property by the Company and its Subsidiaries or otherwise have a Material Adverse Effect. Except as set forth in the Prospectus, none of the Company or its Subsidiaries has received from any governmental or regulatory authorities any notice of any condemnation of, or zoning change affecting, the properties of the Company and its Subsidiaries, and the Company knows of no such condemnation or zoning change which is threatened, in each case except for such that would not reasonably be expected to interfere in any material respect with the use made and proposed to be made of such property by the Company and its Subsidiaries or otherwise have a Material Adverse Effect, individually or in the aggregate. The Company and each of its Subsidiaries have such consents, easements, rights of way or licenses from any person (collectively, “rights-of-way”) as are necessary to enable the Company and each of its Subsidiaries to conduct its business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus, and except for such rights-of-way the lack of which would not have, individually or in the aggregate, a Material Adverse Effect or would reasonably be expected to be granted in the future in the ordinary course of business.

14

(z)            Environmental Laws. Except as set forth in the Prospectus, the Company and its Subsidiaries (i) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as described in the Prospectus, other than permits expected to be granted in the future in the ordinary course of business or as otherwise described in the Prospectus; and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except, in the case of any of clauses (i), (ii) or (iii) above, for any such failure to comply or failure to receive required permits, licenses, other approvals or liability as would not, individually or in the aggregate, have a Material Adverse Effect.

(aa)          Internal and Disclosure Controls. The Company and its Subsidiaries maintain a system of internal accounting controls designed to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting (other than as set forth in the Prospectus) (it being understood that as of the date of this Agreement, the Company has not completed its assessment of its internal control over financial reporting as of December 31, 2019). Since the date of the latest audited financial statements of the Company included in the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting that is required to be disclosed in the documents incorporated by reference into the Prospectus and the Registration Statement that is not so disclosed. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15 and 15d-15) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company and each of its Subsidiaries is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s annual report on Form 10-K or quarterly report on Form 10-Q, as the case may be, is being prepared. The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of a date within 90 days prior to the filing date of the most recent annual report on Form 10-K filed with the Commission (such date, the “Evaluation Date”). The Company presented in its most recent annual report on Form 10-K filed with the Commission the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date and the disclosure controls and procedures are effective.

15

(bb)          Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder.

(cc)           Finder’s Fees. Neither the Company nor any of the Subsidiaries has incurred any liability for any finder’s fees, brokerage commissions or similar payments in connection with the transaction herein contemplated, except as may otherwise exist with respect to the Placement Agent pursuant to this Agreement.

(dd)           Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is threatened which would result in a Material Adverse Effect.

(ee)           Investment Company Act. The Company is not, and immediately after giving effect to the offering and sale of the Shares, will not be, an “investment company” as that term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(ff)            Operations. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions to which the Company or its Subsidiaries are subject, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), except in each case as would not result in a Material Adverse Effect; and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

16

(gg)          Off-Balance Sheet Arrangements. There are no “off-balance sheet arrangements” (as defined in Item 303(a)(iv)(2) of Commission Regulation S-K) between and/or among the Company and/or, to the knowledge of the Company, any of its Affiliates and any unconsolidated entity, including, but not limited to, any structural finance, special purpose or limited purpose entity required to be described in the Prospectus which have not been described as required.

(hh)          ERISA. To the knowledge of the Company and except as disclosed in the Prospectus, each material employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its Affiliates for employees or former employees of the Company and any of its Subsidiaries has been maintained in material compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including, but not limited to, ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred which would result in a material liability to the Company with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions, except as would not result in a material liability of the Company or any of its Subsidiaries.

(ii)            Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) (a “Forward-Looking Statement”) contained in the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith. The Forward-Looking Statements incorporated by reference in the Prospectus from the Company’s annual report on Form 10-K for the fiscal year most recently ended were made by the Company with a reasonable basis and in good faith and reflect the Company’s good faith commercially reasonable best estimate of the matters described therein.

(jj)            Margin Rules. Neither the issuance, sale and delivery of the Shares nor the application of the proceeds thereof by the Company as described in the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(kk)           Insurance. The Company and each of its Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as the Company and each of its Subsidiaries reasonably believe are adequate for the conduct of their properties and as is customary for companies engaged in similar businesses of comparable size in similar industries.

17

(ll)            No Improper Practices. (i) Neither the Company nor, to the Company’s knowledge, the Subsidiaries, nor to the Company’s knowledge, any of their respective executive officers has, in the past five years, made any unlawful contributions to any candidate for any political office (or failed fully to disclose any contribution in violation of law) or made any contribution or other payment to any official of, or candidate for, any federal, state, municipal, or foreign office or other person charged with similar public or quasi-public duty in violation of any law or of the character required to be disclosed in the Prospectus; (ii) no relationship, direct or indirect, exists between or among the Company or, to the Company’s knowledge, any Subsidiary or any affiliate of any of them, on the one hand, and the directors, officers and stockholders of the Company or, to the Company’s knowledge, any Subsidiary, on the other hand, that is required by the Securities Act to be described in the Prospectus that is not so described; (iii) no relationship, direct or indirect, exists between or among the Company or any Subsidiary or any affiliate of them, on the one hand, and the directors, officers, or stockholders of the Company or, to the Company’s knowledge, any Subsidiary, on the other hand, that is required by the rules of FINRA to be described in the Prospectus that is not so described; (iv) except as described in the Prospectus, there are no material outstanding loans or advances or material guarantees of indebtedness by the Company or, to the Company’s knowledge, any Subsidiary to or for the benefit of any of their respective officers or directors or any of the members of the families of any of them that would constitute a violation of the Sarbanes-Oxley Act or would require disclosure in the Prospectus; (v) the Company has not offered, or caused any placement agent to offer, Common Stock to any person with the intent to influence unlawfully (A) a customer or supplier of the Company or any Subsidiary to alter the customer’s or supplier’s level or type of business with the Company or any Subsidiary or (B) a trade journalist or publication to write or publish favorable information about the Company or any Subsidiary or any of their respective products or services; (vi) neither the Company nor any Subsidiary nor, to the Company’s knowledge, any employee or agent of the Company or any Subsidiary has made any payment of funds of the Company or any Subsidiary or received or retained any funds in violation of any law, rule or regulation (including, without limitation, the Foreign Corrupt Practices Act of 1977), which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus; and (vii) neither the Company or any Subsidiary will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(mm)        Status Under the Securities Act. The Company was not and is not an ineligible issuer as defined in Rule 405 under the Securities Act at the times specified in Rules 164 and 433 under the Securities Act in connection with the offering of the Shares.

(nn)          No Conflicts. Neither the execution of the Transaction Documents, nor the issuance, offering or sale of the Shares, nor the consummation of any of the transactions contemplated herein, nor the compliance by the Company with the terms and provisions hereof will conflict with, or will result in a breach of, any of the terms and provisions of, or has constituted or will constitute a default under, or has resulted in or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any contract or other agreement to which the Company may be bound or to which any of the property or assets of the Company is subject, except (i) such conflicts, breaches or defaults as may have been waived and (ii) such conflicts, breaches and defaults that would not have a Material Adverse Effect; nor will such action result (x) in any violation of the provisions of the organizational or governing documents of the Company, or (y) in any material violation of the provisions of any statute or any order, rule or regulation applicable to the Company or of any court or of any federal, state or other regulatory authority or other government body having jurisdiction over the Company.

18

(oo)          Sanctions. (i) The Company represents that neither the Company nor any of its Subsidiaries (collectively, the “Entity”) or, to the knowledge of the Company, any director, officer, employee, agent, controlled affiliate or representative of the Entity, is a government, individual, or entity (in this paragraph (rr), “Person”) that is, or is owned or controlled by a Person that is:

(A)            the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority with jurisdiction over the Entity (collectively, “Sanctions”), nor

(B)            located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea and Syria).

(ii)            The Entity represents and covenants that it will not knowingly, directly or indirectly, use the proceeds of the offering of the Shares, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A)            to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B)            in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii)            The Entity represents and covenants that, except as detailed in the Registration Statement and the Prospectus, for the past five years, it has not knowingly engaged in, is not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions in a manner that constituted or constitutes a violation of law.

19

(pp)          Stock Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Shares to be sold hereunder will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been complied with in all material respects.

(qq)          Possession of Licenses and Permits. The Company and its Subsidiaries possess, and are in compliance with the terms of, all adequate certificates, authorizations, franchises, licenses and permits (“Licenses”) necessary or material to the conduct of the business now conducted or proposed in the Prospectus to be conducted by them and have not received any notice of proceedings relating to the revocation or modification of any Licenses that would individually or in the aggregate have a Material Adverse Effect, in each case other than (i) Licenses expected to be granted in the future in the course of pursuing the Company’s development plan or (ii) Licenses, the failure of which to obtain would not have a Material Adverse Effect.

(rr)            Accurate Disclosure. The statements in the Prospectus under the headings “Material United States Federal Income Tax Considerations to Non-U.S. Holders,” “Description of Our Capital Stock” and “Legal Matters,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown.

(ss)           Independent Petroleum Engineers. Netherland, Sewell & Associates, Inc., which has certified the reserve information of the Company and its subsidiaries, has represented to the Company that it is, and to the knowledge of the Company is, an independent petroleum engineering firm in accordance with guidelines established by the Commission.

(tt)            Reserve Report Data. The oil and gas reserve estimates of the Company and its subsidiaries included or incorporated by reference in the Registration Statement, the Prospectus have been prepared or audited by independent reserve engineers in accordance with Commission guidelines applied on a consistent basis throughout the periods involved, and the Company has no reason to believe that such estimates do not fairly reflect the oil and gas reserves of the Company and its subsidiaries as of the dates indicated. Other than production of the reserves in the ordinary course of business, intervening product price fluctuations and as described in the Registration Statement, the Prospectus, the Company is not aware of any facts or circumstances that would have a Material Adverse Effect on the reserves or the present value of future net cash flows therefrom as described in the Registration Statement, the Prospectus.

3.2            Representations and Warranties of the Purchasers. Each Purchaser, for itself and for no other Purchaser, hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):

20

(a)            Organization; Authority. Such Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by such Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)            Understandings or Arrangements. Such Purchaser is acquiring the Shares as principal for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Shares (this representation and warranty not limiting such Purchaser’s right to sell the Shares pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws). Such Purchaser is acquiring the Shares hereunder in the ordinary course of its business.

(c)            Purchaser Status. At the time such Purchaser was offered the Shares, it was, and as of the date hereof it is an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act.

(d)            Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.

(e)            Access to Information. Such Purchaser acknowledges that it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and the SEC Reports and has been afforded, (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.  Such Purchaser acknowledges and agrees that neither the Placement Agent nor any Affiliate of the Placement Agent has provided such Purchaser with any information or advice with respect to the Shares nor is such information or advice necessary or desired.  Neither the Placement Agent nor any Affiliate has made or makes any representation as to the Company or the quality of the Shares and the Placement Agent and any Affiliate may have acquired non-public information with respect to the Company which such Purchaser agrees need not be provided to it.  In connection with the issuance of the Shares to such Purchaser, neither the Placement Agent nor any of its Affiliates has acted as a financial advisor or fiduciary to such Purchaser.

21

(f)            Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, such Purchaser has not, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Purchaser first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Shares covered by the Transaction Documents. Other than to other Persons party to this Agreement or to such Purchaser’s representatives, including, without limitation, its officers, directors, partners, legal and other advisors, employees, agents and Affiliates, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

The Company acknowledges and agrees that the representations contained in this Section 3.2 shall not modify, amend or affect such Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transactions contemplated hereby.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1            Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Shares for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such other transaction.

22

4.2            Securities Laws Disclosure; Publicity. The Company shall (a) by the Disclosure Time, issue a press release disclosing the material terms of the transactions contemplated hereby, and (b) file a Current Report on Form 8-K, including the Transaction Documents as exhibits thereto, with the Commission within the time required by the Exchange Act. From and after the issuance of such press release, the Company represents to the Purchasers that it shall have publicly disclosed all material, non-public information delivered to any of the Purchasers by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. In addition, effective upon the issuance of such press release, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates on the one hand, and any of the Purchasers or any of their Affiliates on the other hand, shall terminate. The Company and each Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Purchaser, or without the prior consent of each Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except (a) as required by federal securities law in connection with the filing of final Transaction Documents with the Commission and (b) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure permitted under this clause (b).

4.3            Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Shares under the Transaction Documents or under any other agreement between the Company and the Purchasers.

4.4            Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, which shall be disclosed pursuant to Section 4.2, the Company covenants and agrees that neither it, nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any information that constitutes, or the Company reasonably believes constitutes, material non-public information, unless prior thereto such Purchaser shall have consented to the receipt of such information and agreed with the Company to keep such information confidential. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company. To the extent that the Company delivers any material, non-public information to a Purchaser without such Purchaser’s consent, the Company hereby covenants and agrees that such Purchaser shall not have any duty of confidentiality to the Company, any of its Subsidiaries, or any of their respective officers, directors, agents, employees or Affiliates, or a duty to the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates not to trade on the basis of, such material, non-public information, provided that the Purchaser shall remain subject to applicable law. To the extent that any notice provided pursuant to any Transaction Document constitutes, or contains, material, non-public information regarding the Company or any Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

23

4.5            Use of Proceeds. The Company shall use the net proceeds from the sale of the Shares hereunder for working capital purposes and shall not use such proceeds: (a) for the redemption of any Common Stock or Common Stock Equivalents, (b) for the settlement of any outstanding litigation or (c) in violation of FCPA or OFAC regulations.

4.6            Indemnification of Purchasers. Subject to the provisions of this Section 4.6, the Company will indemnify and hold each Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against the Purchaser Parties in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is solely based upon a material breach of such Purchaser Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser Party may have with any such stockholder or any violations by such Purchaser Party of state or federal securities laws or any conduct by such Purchaser Party which is finally judicially determined to constitute fraud, gross negligence or willful misconduct). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement (y) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents. The indemnification required by this Section 4.6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

24

4.7            Listing of Common Stock. The Company hereby agrees to use best efforts to maintain the listing or quotation of the Common Stock on the Trading Market on which it is currently listed, and concurrently with the Closing, the Company shall apply to list or quote all of the Shares on such Trading Market and promptly secure the listing of all of the Shares on such Trading Market. The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will then include in such application all of the Shares, and will take such other action as is necessary to cause all of the Shares to be listed or quoted on such other Trading Market as promptly as possible. The Company will then take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market. The Company agrees to maintain the eligibility of the Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

4.8            Equal Treatment of Purchasers. No consideration (including any modification of any Transaction Document) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of the Transaction Documents unless the same consideration is also offered to all of the parties to such Transaction Document. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Shares or otherwise.

4.9            Certain Transactions and Confidentiality. Each Purchaser, severally and not jointly with the other Purchasers, covenants that neither it nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales, including Short Sales of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by the Transaction Documents are first publicly announced pursuant to the initial press release as described in Section 4.2.  Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by the Transaction Documents are publicly disclosed by the Company pursuant to the initial press release as described in Section 4.2, such Purchaser will maintain the confidentiality of the existence and terms of this transaction.  Notwithstanding the foregoing, and notwithstanding anything contained in this Agreement to the contrary, the Company expressly acknowledges and agrees that (i) no Purchaser makes any representation, warranty or covenant hereby that it will not engage in effecting transactions in any securities of the Company after the time that the transactions contemplated by the Transaction Documents are first publicly announced pursuant to the initial press release as described in Section 4.2, (ii) no Purchaser shall be restricted or prohibited from effecting any transactions in any securities of the Company in accordance with applicable securities laws from and after the time that the transactions contemplated by the Transaction Documents are first publicly announced pursuant to the initial press release as described in Section 4.2 and (iii) no Purchaser shall have any duty of confidentiality or duty not to trade in the securities of the Company to the Company or its Subsidiaries after the issuance of the initial press release as described in Section 4.2.  Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Shares covered by this Agreement.

25

ARTICLE V.
MISCELLANEOUS

5.1            Termination.  This Agreement may be terminated by any Purchaser, as to such Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the Company, if the Closing has not been consummated on or before the fifth (5th) Trading Day following the date hereof; provided, however, that no such termination will affect the right of any party to sue for any breach by any other party (or parties).

5.2            Fees and Expenses. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company), stamp taxes and other taxes and duties levied in connection with the delivery of any Shares to the Purchasers.

5.3            Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, the Base Prospectus and the Prospectus Supplement, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4            Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the time of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment at the email address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the time of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment at the email address as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto. To the extent that any notice provided pursuant to any Transaction Document constitutes, or contains, material, non-public information regarding the Company or any Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K.

26

5.5            Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and Purchasers which purchased at least 50.1% in interest of the Shares based on the initial Subscription Amounts hereunder or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought, provided that if any amendment, modification or waiver disproportionately and adversely impacts a Purchaser (or group of Purchasers), the consent of such disproportionately impacted Purchaser (or group of Purchasers) shall also be required. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. Any proposed amendment or waiver that disproportionately, materially and adversely affects the rights and obligations of any Purchaser relative to the comparable rights and obligations of the other Purchasers shall require the prior written consent of such adversely affected Purchaser. Any amendment effected in accordance with this Section 5.5 shall be binding upon each Purchaser and holder of Shares and the Company.

5.6            Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7            Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser (other than by merger). Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Shares, provided that such transferee agrees in writing to be bound, with respect to the transferred Shares, by the provisions of the Transaction Documents that apply to the “Purchasers.”

5.8            No Third-Party Beneficiaries. The Placement Agent shall be the third party beneficiary of the representations and warranties of the Company in Section 3.1 and the representations and warranties of the Purchasers in Section 3.2. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.6 and this Section 5.8.

27

5.9            Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such action or Proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence an action or Proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company under Section 4.6, the prevailing party in such action or Proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or Proceeding.

5.10          Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Shares.

5.11          Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.12          Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13          Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

28

5.14          Replacement of Shares. If any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Shares.

5.15          Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.16          Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.17          Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any Proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in its review and negotiation of the Transaction Documents. For reasons of administrative convenience only, each Purchaser and its respective counsel have chosen to communicate with the Company through DPW. DPW does not represent any of the Purchasers and only represents the Placement Agent. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by any of the Purchasers. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers.

29

5.18          Saturdays, Sundays, Holidays, etc.      If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.19          Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

5.20          WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(Signature Pages Follow)

30

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

TELLURIAN INC.	Address for Notice:

By:	E-Mail:
Name:	Fax:
Title:
With a copy to (which shall not constitute notice):

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR PURCHASER FOLLOWS]

31

[PURCHASER SIGNATURE PAGES TO TELL SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: ___________________________________________________________________________________________________

Signature of Authorized Signatory of Purchaser: _____________________________________________________________________________

Name of Authorized Signatory: ___________________________________________________________________________________________

Title of Authorized Signatory: ____________________________________________________________________________________________

Email Address of Authorized Signatory:_____________________________________________________________________________________

Facsimile Number of Authorized Signatory: ______________________________________________________________________________________

Address for Notice to Purchaser:

DWAC Instructions:

Clearing Firm DTC#:

Account Name:

Account Number:

Subscription Amount: $__________________

Shares: _________________

EIN Number: ____________________

[SIGNATURE PAGES CONTINUE]

32

Schedule A

Subsidiaries

Subsidiary	State or Other Jurisdiction of Incorporation or Organization	Ownership
Tellurian Inc. owns the following subsidiaries directly:
Tellurian Investments LLC (formerly known as Tellurian Investments Inc.)	Delaware	100.0%
Driftwood LP Holdings LLC	Delaware	100.0%
Driftwood GP Holdings LLC	Delaware	100.0%
Tellurian International Holdings Ltd	United Kingdom	100.0%
Tellurian Investments LLC owns the following subsidiaries directly:
Tellurian Production Holdings LLC	Delaware	100.0%
Tellurian LandCo LLC (formerly known as Parallax LNG LandCo LLC and MBTU LandCo LLC)	Delaware	100.0%
Tellurian Supply & Trade LLC	Delaware	100.0%
Purity Pipeline LLC	Delaware	100.0%
Delhi Connector LLC	Delaware	100.0%
Tellurian Midstream Holdings LLC	Delaware	100.0%
Tellurian Services LLC (formerly known as Parallax Services LLC)	Delaware	100.0%
Tellurian Management Services LLC (formerly known as Tellurian O&M LLC and Driftwood Operating LLC)	Delaware	100.0%
Magellan Petroleum Australia Pty Ltd	Australia	100.0%
Driftwood LP Holdings LLC owns the following subsidiary directly:
Driftwood Holdings LP (formerly known as Driftwood Holdings LLC)	Delaware	100.0% (1)
Tellurian International Holdings Ltd owns the following subsidiaries directly:
Tellurian Trading UK Ltd	United Kingdom	100.0%
Tellurian LNG Singapore Pte. Ltd.	Singapore	100.0%
Tellurian LNG UK Ltd	United Kingdom	100.0%
Tellurian Production Holdings LLC owns the following subsidiaries directly:
Tellurian Operating LLC	Delaware	100.0%
Tellurian Production LLC	Delaware	100.0%
Magellan Petroleum Australia Pty Ltd owns the following subsidiary directly:
Magellan Petroleum Offshore Pty Ltd	Australia	100.0%
Driftwood Holdings LP owns the following subsidiary directly:
Driftwood Holdco LLC	Delaware	100.0%
Driftwood Holdco LLC owns the following subsidiaries directly:
Tellurian Pipeline LLC	Delaware	100.0%
Tellurian LNG LLC (formerly known as Parallax LNG LLC)	Delaware	100.0%
Driftwood Production Holdings LLC	Delaware	100.0%
Tellurian Pipeline LLC owns the following subsidiaries directly:
Haynesville Global Access Pipeline LLC	Delaware	100.0%
Permian Global Access Pipeline LLC	Delaware	100.0%
Driftwood Pipeline LLC (formerly known as Driftwood LNG Pipeline LLC)	Delaware	100.0%
Tellurian LNG LLC owns the following subsidiaries directly:
Driftwood LNG Tug Services LLC	Delaware	100.0%
Driftwood LNG LLC	Delaware	100.0%

(1)	Driftwood LP Holdings LLC owns 100% of Driftwood Holdings LP, of which Driftwood GP Holdings LLC is the general partner.

33